UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018 (July 30, 2018)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2018, Terra Tech Corp. (the “Company”) entered into Independent Director Agreements with Steven J. Ross (the “Ross Agreement”) and Alan Gladstone (the “Gladstone Agreement”).

Pursuant to the Ross Agreement, the Company agreed to pay Mr. Ross $8,333 per month for a period of one year. The Company also issued to Mr. Ross an aggregate of 24,750 restricted shares of the Company’s common stock (“Common Stock”), all of which vested on the date of appointment. In addition, the Company issued Mr. Ross options convertible into 24,750 shares of Common Stock with a $2.02 exercise price and vesting over a three-year period.

Pursuant to the Gladstone Agreement, the Company agreed to pay Mr. Gladstone $8,333 per month for a period of one year. The Company also issued to Mr. Gladstone an aggregate of 24,750 restricted shares of the Company’s Common Stock, all of which vested on the date of appointment. In addition, the Company issued Mr. Gladstone options convertible into 24,750 shares of Common Stock with a $2.02 exercise price and vesting over a three-year period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Independent Director Agreement between Terra Tech Corp. and Alan Gladstone dated July 30, 2018

10.2	Independent Director Agreement between Terra Tech Corp. and Steven J. Ross dated July 30, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: July 31, 2018	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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